TERM CREDIT AGREEMENT


         THIS TERM CREDIT AGREEMENT (this "Agreement") is made and entered into as of December 24, 2004, by and among IDI GLOBAL, INC., a Nevada corporation ("Borrower"), HONG KONG LEAGUE CENTRAL CREDIT UNION, a corporation organized under the laws of Hong Kong, in its capacity as a lender hereunder (the "Lender"), and SBI ADVISORS, LLC, a California limited liability company, in its capacity as agent for Lender ("Agent"), with reference to the following:

                                   WITNESSETH:

         WHEREAS, Lender desires to make a Term Loan to Borrower, and Borrower desires to borrow from Lender the amount of such Term Loan, subject to and in accordance with the terms and conditions set forth herein, and in the Note; and

         WHEREAS, Lender desires to appoint Agent, and Agent desires to accept such appointment, to act as agent for and on behalf of Lender, with respect to the Term Loan, for the purposes described herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the delivery, receipt, and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, twenty percent (20%) or more of the capital stock or other Equity Interests having ordinary voting power in the election of directors, managers or other Persons having the ability to manage the affairs of that Person, (b) each Person that controls, is controlled by or is under common control with that Person, (c) each of that Person's officers, directors, members, managers, joint venturers (in the case of a contractual joint venture) and partners in any partnership and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are otherwise Affiliates of Borrower. For purposes of this definition, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

         "Agent's Parties" has the meaning set forth in Section 9(d).

         "Approved Financing" means a one-time debt financing transaction of Borrower (a) in an amount not to exceed $400,000, (b) at an interest rate equal to eight percent (8%) per annum, (c) containing the right of the lender thereunder to convert the debt represented thereby into capital stock of Borrower at a conversion rate of no less than $0.70 per share, (d) on substantially the terms set out in the convertible note attached as Exhibit 10.3 to the Borrower's Form 10KSB


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for the year ended December 31, 2003, and otherwise containing such other terms and conditions as are approved in writing by Agent, its sole discretion.

         "Approved Transaction" means the transaction referred to and consummated in accordance with the terms described on Schedule I hereto.

         "Borrower Financial Statements" has the meaning set forth in Section 3(g).

         "Borrower SEC Documents" has the meaning set forth in Section 3(g).

         "Brightline" has the meaning set forth in Section 4(b).

         "Business Day" means a day (a) other than Saturday or Sunday, and (b) on which commercial banks are open for business in New York, New York, and Los Angeles, California.

         "Closing Date" means the date each of the conditions precedent set forth in Section 5 hereof is fully satisfied.

         "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

         "Event of Default" has the meaning set forth in Section 7.

         "Exchange Act" has the meaning set forth in Section 3(e).

         "Interest Rate" has the meaning set forth in Section 2(c).

         "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other) including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing.

         "Maturity Date" has the meaning set forth in Section 2(b).

         "Note" has the meaning set forth in Section 2(d).

         "Person" means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or any other juridical entity.

         "Permitted Lien" means those Liens disclosed on Schedule II attached hereto.

         "Restricted Payment" means (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or


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assets in respect of a Person's Equity Interests, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Equity Interests or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Equity Interests of such Person now or hereafter outstanding, (d) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any such Person's Equity Interests or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (e) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of such Person who is the beneficial owner of more than 5% of the capital stock of such Person other than payment of compensation in the ordinary course of business to stockholders who are employees of such Person; and (f) any payment of management fees (or other fees of a similar nature) by such Person to any stockholder of such Person or their Affiliates.

         "SEC" has the meaning set forth in Section 3(g).

         "Securities Purchase Agreement" has the meaning set forth in Section 4(b).

         "Term Loan" has the meaning set forth in Section 2(a).

         2. Amount and Terms of the Term Loan.

                  (a) Term Loan Advance. Subject to the terms and conditions of this Agreement, the Lender hereby agrees to make a loan to Borrower (the "Term Loan") on the Closing Date in the aggregate amount of One Million Seven Hundred Fifty Thousand Dollars (US$1,750,000), which amount may be repaid at any time prior to the Maturity Date without premium or penalty, but may not be reborrowed once repaid.

                  (b) Term. All unpaid principal and accrued but unpaid interest of the Term Loan shall, subject to subsection (c) below, be payable in full on
(i) May 24, 2005 or (ii) November 23, 2005 if Borrower elects to extend the term of repayment of the Term Loan as provided in the following sentence (as applicable, the "Maturity Date"). Borrower may at its option elect to extend the Maturity Date from May 24, 2005 to November 23, 2005 if prior to May 24, 2005 Borrower (A) gives Lender written notice that Borrower will extend the term of repayment of the Term Loan to November 23, 2005; (B) Borrower pays Lender an extension fee in the amount of five percent (5%) of the then outstanding principal balance of the Term Loan; and (c) an Event of Default has not occurred and is continuing under any provision or covenant of this Agreement and there is no event or circumstance which, with the lapse of time or giving of notice or both of the foregoing, would constitute an Event of Default.


                  (c) Interest Rate and Interest Payments. Borrower shall pay interest on the unpaid principal amount of the Term Loan from the Closing Date until the Maturity Date, at a rate equal to two percent (2%) per month (the "Interest Rate"). Subject to Section 2(e) and 2(g) below, interest on the outstanding principal amount of the Term Loan shall be due and payable to Agent, for the ratable benefit of Lender on the last Business Day of each calendar month,


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commencing on the first of such dates following the Closing Date until the
Maturity Date, at which time all accrued but unpaid interest shall be due and payable.

                  (d) Promissory Note. The Term Loan shall be evidenced by a promissory note (the "Note") in the form of Exhibit "A-1" attached hereto, duly executed and delivered to Agent by Borrower.

                  (e) Interest on Event of Default. Upon the occurrence and during the continuance of an Event of Default, Borrower agrees to pay interest on the entire unpaid principal amount of the Term Loan, as well as on any interest or other amount past due, from the date of such Event of Default until the date the same is cured in full, payable on demand, at a rate per month equal at all times to two and one-half percent (2.5%).

                  (f) Manner of Payment. All payments of principal or interest hereunder or under the Note shall be delivered to Agent, for the ratable benefit of Lender, in immediately available funds on the date due at such place as Agent may from time to time designate.

                  (g) Limitation on Interest Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected by Agent or Lender or any holder of a Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Agent or any Lender has charged or received interest hereunder and under the Note, in excess of the highest applicable rate, the rate in effect hereunder and under the Note, shall automatically be reduced to the maximum rate permitted by applicable law, and Agent and Lender shall apply all interest paid in excess of the maximum lawful rate first to amounts owed pursuant to Section 9(d) and thereafter to the principal balance of the amounts outstanding hereunder and under the Note. It is the intent of the parties hereto that Borrower not pay or contract to pay, and that Agent and Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower to Agent and Lender under applicable law.

         3. Representations and Warranties. In order to induce Agent and Lender to enter into this Agreement and to make the Term Loan contemplated hereunder, Borrower hereby represents and warrants to Agent and Lender that, except as described or referred to in the Company's filings with the United States Securities and Exchange Commission (the "SEC") prior to the date hereof, as follows:

                  (a) Legal Status. Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada. Borrower is qualified or licensed to do business, and is in good standing as a foreign corporation in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

                  (b) Authorization and Validity. This Agreement and the Note have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof and thereof will constitute legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms.

                  (c) No Conflict. The execution, delivery, and performance by Borrower of this Agreement and the Note do not and will not conflict with the terms of the Certificate of


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Incorporation or bylaws of Borrower, violate any provision of any judgment, decree or order of any court or governmental authority by which Borrower is bound, or any provision of any law or regulation applicable to Borrower, or result in a breach of or constitute a default under any contract, obligation, indenture, or other instrument to which Borrower is a party or by which Borrower may be bound.

                  (d) No Consents. The execution, delivery, and performance by Borrower of this Agreement and the Note do not and will not require any authorization, approval, or other action by, or notice to or filing with, any governmental authority, regulatory body, or any other person or entity.

                  (e) Use of Proceeds. No proceeds of the Term Loan will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (f) Margin Stock. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Term Loan will be used to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying any margin stock, or be used for any purpose which violates or is inconsistent with the provisions of Regulation X of said Board of Governors.

                  (g) SEC Documents; Financial Statements. Borrower has furnished or otherwise made available to Agent a true and complete copy of each statement, report, registration statement, definitive proxy statement, and other filing filed with the United States Securities and Exchange Commission (the "SEC") by Borrower since December 31, 2002 (collectively, the "Borrower SEC Documents"). All documents required to be filed as exhibits to the Borrower SEC Documents (other than earnings press releases) have been so filed, and all material contracts so filed as exhibits are in full force and effect except those that have expired in accordance with their terms, and neither Borrower nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Borrower SEC Documents complied in all material respects with the requirements of the Exchange Act, and the Securities Act of 1933, as amended, and none of the Borrower SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Borrower SEC Document prior to the date hereof. The financial statements of Borrower, including the notes thereto, included in the Borrower SEC Documents (the "Borrower Financial Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Borrower Financial Statements fairly present the consolidated financial condition and operating results of Borrower and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments) in conformity with accounting


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principles generally accepted in the United States. There has been no material change in Borrower's accounting policies except as described in the notes to the Borrower Financial Statements. Since December 31, 2003, no event has occurred that would have required the filing of any report that otherwise would have been included among the Borrower SEC Documents and for which an appropriate report was not filed.

         4. Covenants. Borrower hereby covenants that until all amounts outstanding hereunder and under the Note have been indefeasibly paid in full, it shall:

                  (a) Punctual Payments. Punctually pay the interest and principal with respect to the Term Loan as provided herein and in the Note.

                  (b) Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and comply with the provisions of all documents pursuant to which it is organized and/or which govern its continued existence; maintain all licenses, permits, governmental approvals, rights, privileges, and franchises necessary for the conduct of its business; and, other than through the performance of (i) agreements entered into in connection with that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of December 24, 2004 by and between Borrower and SBI Brightline X, LLC, a Delaware limited liability company ("Brightline"), an Approved Financing and the Approved Transaction and (ii) any agreements entered into prior to the date of this Agreement that are described in or attached as an exhibit to the Borrower SEC Documents conduct its business in an orderly and regular manner and in accordance with all laws, rules, regulations, and orders of any governmental authority having jurisdiction over it or its business.

                  (c) Books and Records. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Agent or any Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect its assets and properties, subject to execution of a reasonable confidentiality agreement; provided, however, that any such inspection, audit or examination shall be conducted in a reasonable manner intended to minimize the impact thereof on the operations of Borrower and in no event shall Borrower be required to disclose any of its or any third parties' source code or other trade secrets.

                  (d) No Liens. Not create or permit to exist any Lien on or with respect to any property whatsoever of Borrower except for Permitted Liens.


                  (e) Fundamental Changes. Not (i) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), (ii) merge with or consolidate into any Person, (iii) purchase or otherwise acquire all or substantially all of any business, division or product line of any Person or all or substantially all of the assets, equity interests, obligations or other securities of any Person other than the Approved Transaction, or (iv) sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets.

                  (f) Transactions with Related Parties. Other than through the performance of (i) agreements entered into in connection with the Securities Purchase Agreement, an Approved Financing and the Approved Transaction and (ii) any agreements entered into prior to the date of this Agreement that are described in or attached as an exhibit to the Borrower SEC Documents,


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not enter into any transaction, including the purchase, sale or exchange of property or the rendering of any services, with any Affiliate, or enter into, assume or suffer to exist any employment or consulting contract with any Affiliate, except a transaction or contract which is in the ordinary course of Borrower's business and which is upon fair and reasonable terms not less favorable to Borrower than it would obtain in a comparable arm's length transaction with a Person not a Affiliate.

                  (g) Restricted Payments. Other than through the performance of
(i) agreements entered into in connection with the Securities Purchase Agreement, an Approved Transaction and the Approved Financing, and (ii) agreements entered into prior to the date of this Agreement that are described in or attached as an exhibit to the Borrower SEC Documents, not declare, make, pay or set aside any funds for the payment of any Restricted Payment.

                  (h) Preservation of Assets. Maintain, preserve and protect all of its properties, assets, equipment and facilities in good order and working repair and condition (taking into account ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereof all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the reasonable judgment of the Borrower, desirable in the conduct of its business and is not disadvantageous in any material respect to Lender.

                  (i) Shareholder Information. Send to Agent copies of any notices or other information made available or given to the stockholders of Borrower generally, contemporaneously with the making available or giving thereof to the stockholders

                  (j) Press Releases. Include Agent on its list for press releases and shall provide Agent with all press releases in the same manner and at the same time as others on such distribution list.

                  (k) Reporting Status. File all reports required to be filed with the SEC pursuant to the Exchange Act, and not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

         5. Closing Deliveries. At closing Agent shall have received each of the following, each in form and substance satisfactory to Agent:

                  (a) This Agreement, duly executed by all of the parties hereto;

                  (b) The Note, duly executed by Borrower;

                  (c) A Warrant in favor of Agent to purchase 525,000 shares of the Common Stock of Borrower in the form attached hereto as Exhibit B;

                  (d) A Registration Rights Agreement in favor of Agent in the form attached hereto as Exhibit C duly executed by Borrower;


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                  (e) The Board of Directors of Borrower shall have adopted
resolutions authorizing the execution, delivery and performance of this Agreement and every other agreement, note or instrument signed or to be signed in connection therewith: and

                  (f) Such additional supporting documents as Agent or its counsel, or any Lender or its counsel, may reasonably request.

         6. Survival of Representations and Warranties. Borrower covenants, warrants and represents to Agent and Lender that all representations and warranties of Borrower contained in this Agreement or the Note shall be true at the time of Borrower's execution of this Agreement and the Note, shall survive the execution, delivery and acceptance thereof by Agent and the parties thereto and the closing of the transactions described therein or related thereto.

         7. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" and shall, at the option of Lender (except for subparagraph (e) in which case all amounts shall be automatically accelerated), require immediate payment in full of all sums then remaining unpaid hereunder and under the Note:

                  (a) Failure to Pay the Note. The failure of Borrower to pay any principal, interest or other amount due under the Note when due and payable.

                  (b) Breach of Covenant, Representation or Warranty. The failure of Borrower to perform or observe any covenant, condition or agreement contained in this Agreement (other than the payment obligations, the breach of which shall be governed by subsection (a) above) where such failure is not cured within five (5) Business Days, or any representation or warranty made by it under this Agreement shall prove to have been false or misleading in any material respect when made.

                  (c) Cross-Default. The Securities Purchase Agreement shall have been terminated by Brightline pursuant to Section 5.01(a) thereof.

                  (d) Liens. Borrower creates, incurs, assumes or suffers to exist any Lien upon or with respect to any of its properties or assets whether now owned or hereafter acquired, including, without limitation, any governmental, tax, or judgment Lien, other than Permitted Liens, and fails to have the same removed or released within two (2) Business Days after the creation thereof.

                  (e) Insolvency. Borrower shall become insolvent; admit in writing its inability to pay its debts as they mature; make an assignment for the benefit of creditors; or if bankruptcy proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against it and, if instituted against it, the same is not dismissed within sixty (60) days of the filing thereof.

                  (f) Dissolution. Any order, judgment, or decree shall be entered against Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or Borrower shall otherwise dissolve or cease to exist.

                  (g) Certain Judgments and Orders. A levy or writ of attachment or garnishment or other like judicial process is filed or issued against or upon Borrower, or a final


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judgment or order for the payment of money in excess of $100,000 which is not fully covered by insurance is rendered against Borrower and remains unpaid, unbonded, unvacated or unstayed for a period of 30 days after the entry thereof.

         8. Remedies. If an Event of Default shall occur, (a) all amounts outstanding hereunder and under the Note, notwithstanding any term of this Agreement or the Note to the contrary, shall at Lender's option by notice to Borrower become immediately due and payable, without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower, and (b) Lender shall have all rights, powers and remedies available hereunder, or accorded by law. All rights, powers and remedies of Lender in connection with this Agreement and the Note may be exercised at any time by Agent, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

         9. Agent.

                  (a) Appointment and Authorization. Lender, for itself and its successors and assigns, hereby irrevocably appoints Agent as its agent (and Agent hereby accepts such appointment) to take such actions on its behalf and to exercise such powers under this Agreement or the Note as are herein or therein delegated to Agent or are, in the judgment of Agent, reasonably incidental to the rights and powers so delegated. Agent shall not by reason of this Agreement have any fiduciary relationship to any Lender, but shall act solely as an agent for Lender; nor shall Agent have any agency or fiduciary relationship to Borrower. The provisions of this Section 9 are solely for the benefit of Agent and Lender, and Borrower shall have no right as a third party beneficiary hereof.

                  (b) Approval of Lender. In performing its functions under this Agreement, except as otherwise expressly provided herein, Agent shall have the authority (but not the obligation), on behalf of Lender, to make any decision, to take any action or refrain from taking any action and to give any consent or waiver that it may deem advisable; provided, however, that the written approval of Lender shall be required for any amendment, modification, termination or waiver of any provision of this Agreement or the Note, or any action or assertion of rights (or any rescission of any such action or assertion of rights) against Borrower upon the occurrence of an Event of Default.

                  (c) No Implied Duties; Agent's Exercise of Discretion. The only duties and obligations of Agent under this Agreement or the Note are those that are expressly set forth herein or therein. Agent shall be entitled to use its discretion in exercising or refraining from exercising any rights which may be so vested in it, or in taking or refraining from taking any action which it may be so empowered to take, unless the matter is one as to which Agent may not act or refrain from acting without the prior written approval of Lender pursuant to Section 9(b) above. Notwithstanding the foregoing, Agent shall not be required to act or not act in accordance with Lender' instructions if to do so would result, in the reasonable judgment of Agent, in a substantial risk of liability to Agent or would be contrary to this Agreement or the Note or applicable law.


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




                  (d) Indemnification. Lender shall indemnify, defend and hold harmless Agent and its shareholders, directors, officers, employees, agents, attorneys and Affiliates and their respective successors and assigns (the "Agent's Parties") pro rata according to their respective pro rata interests in the Term Loan, from and against any and all liabilities, obligations, demands, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses (including, without limitation, attorneys' fees and expenses and court costs, whether or not suit is filed) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent's Parties in any way relating to or arising out of this Agreement, the Note or any action taken or omitted to be taken by Agent's Parties in connection with this Agreement or the Note, except that no Lender shall be liable to Agent's Parties for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of any of Agent's Parties. Further, Lender, severally, shall reimburse Agent upon demand for that Lender's ratable share of any costs or expenses incurred by Agent in connection with the amendment, waiver, refinancing, restructuring (including a restructuring incident to a bankruptcy reorganization) or enforcement of this Agreement or the Note.

         10.      Miscellaneous.

                  (a) Approved Financing. Lender and Agent agree that Borrower may complete one Approved Financing at any time when amounts are outstanding hereunder or under the Note, but only so long as Borrower makes no payment under such debt other than interest and takes no action to satisfy such debt prior to the full and complete repayment and satisfaction by Borrower of all amounts outstanding hereunder or under the Note.

                  (b) Failure or Indulgence Not Waiver. No failure or delay on the part of Agent, Lender, or any holder of a Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege.

                  (c) Modification. No modification, amendment or waiver of any provision of this Agreement or the Note, nor the consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall have been approved by Agent and Lender and shall be in writing signed by Agent and Lender and, with respect to any amendment, Borrower. Such waiver or consent shall then be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

                  (d) Notices. Except as otherwise expressly provided herein, any notice herein required or permitted to be given shall be in writing and shall be deemed effective when personally delivered, mailed, telecopied (with a confirming copy sent by mail) or delivered by telex to the appropriate party at the address set forth below (or at such other address as may be designated by either party in a written notice sent in accordance with this Section):

If to Borrower:                IDI Global, Inc.
                               462 East 800 North,
                               Orem, UT 84097
                               Attention:  Kevin R. Griffith
                               Facsimile:  (801) 224-4457


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 with a copy to:         Parsons Behle & Latimer
                         201 South Main Street
                         Salt Lake City, Utah  84111
                         Attention: George M. Flint III

                 If to Hong          Hong Kong League Central Credit Union
                 Kong League         Party Room 1-2, G/F, Kam Wah House
                 Central Credit      Choi Hung Estate, Kowloon, Hong Kong
                 Union:              Facsimile: +852-3101-0332

                 with a copy to:     SBI Advisors, LLC
                                     610 Newport Center Drive, Suite 1205
                                     Newport Beach, CA  92660
                                     Facsimile: (949) 679-7280

                                     Loeb & Loeb LLP
                                     10100 Santa Monica Blvd., Suite 2200
                                     Los Angeles, CA 90067
                                     Attention:  David Ficksman
                                     Facsimile: (310) 282-2200

                 If to Agent:        SBI Advisors, LLC
                                     610 Newport Center Drive, Suite 1205
                                     Newport Beach, CA  92660
                                     Facsimile: (949) 679-7280

                 with a copy to:     Durham Jones & Pinegar
                                     111 East Broadway, Suite 111
                                     Salt Lake City, UT 84111
                                     Attention:  Jeffrey M. Jones
                                     Facsimile: (801) 415-3500


                  (e) Severability. In case any provision in this Agreement or the Note shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of such contract and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (f) Applicable Law; Venue. This Agreement, the Note and the rights and obligations of the parties thereto shall be governed by the laws of the State of Utah, exclusive of its conflicts of laws and choice of laws rules that would or may cause the application of the laws of any jurisdiction other than the State of Utah. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of Los Angeles, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  (g) Assignability. Borrower shall not assign its rights or obligations hereunder, or under the Note to any other Person without the prior written consent of Agent and Lender, and any attempted assignment in violation hereof shall be null and void ab initio. Agent and Lender shall have the right to assign their rights and obligations hereunder and no consent or approval from Borrower is required in connection with any such assignment.

                  (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (i) Section Headings. The various headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretations of this Agreement or any provision hereof.

                  (j) Attorneys' Fees. In the event any party institutes any action or proceeding to enforce the terms and conditions of this Agreement or the Note, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

                  (k) WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE NOTE, OR THE SUBJECT MATTER HEREOF AND THEREOF OR ANY DOCUMENT RELATING HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT, TORT OR OTHERWISE.

                  (l) Integration. This Agreement, the Note and the Exhibits hereto reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, whether before or after the date hereof.

                  (m) Expenses. Borrower will pay, and save the Lender, Agent and Brightline (as defined below), and their respective Affiliates, harmless from and against any and all liability for the payment of (i) all costs and other expenses incurred from time to time by Borrower in connection with Borrower's performance of and compliance with all agreements and conditions contained in this Agreement or in the Stock Purchase Agreement, on its part to be performed or complied with (including the reasonable costs and expenses of counsel incurred in connection with the review and preparation of this Agreement and the Stock Purchase Agreement), (ii) the actual, out-of-pocket costs and expenses incurred by the Lenders and Agent (and their respective Affiliates) in connection with the transactions contemplated hereby and incurred by Brightline

(and its Affiliates) in connection with the transactions contemplated by the Stock Purchase Agreement, and (iii) the reasonable costs and expenses incurred by the Lenders, Agent and Brightline (and their respective Affiliates) in connection with any amendment or waiver of, or enforcement of (provided that in connection with any enforcement action, such Purchaser is the prevailing party) this Agreement or the Stock Purchase Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto do execute this Agreement as of the date first above written.
                   "BORROWER"

                   IDI GLOBAL, INC., a Nevada corporation



                   By: /s/ Kevin R. Griffith
                      ----

                   Name: Kevin R. Griffith
                   Title: President



                   "AGENT"

                   SBI ADVISORS, LLC, solely in its capacity as Agent hereunder



                   By: /s/ Shelly Singhall
                      ----

                   Name: Shelly Singhal
                   Title:



                   "LENDER"

                   HONG KONG LEAGUE CENTRAL CREDIT
                   UNION



                   By: /s/ Shelly Singhall
                      ----

                   Name: Shelly Singhall
                   Title: Advisor

                                    EXHIBITS


Exhibit "A" -    Term Note (Hong Kong League)

Exhibit "B" -    Warrant

Exhibit "C" -    Registration Rights Agreement